Exhibit 99.1

Investor contact:

Joe Hassett

Senior Vice President

Gregory FCA

JoeH@GregoryFCA.com

MeetMe Expects Fourth Quarter 2013 Revenue of Approximately

$13 Million

Success of Mobile Strategy Drives Return to Year-Over-Year Growth for the

Quarter

NEW HOPE, Pa.—January 8, 2014—MeetMe, Inc. (NYSE MKT: MEET), the public market leader for social discovery, today announced that it expects fourth quarter revenue of approximately $13 million, up approximately 12% on a year-over-year basis and 29% sequentially. Mobile revenue in the fourth quarter is expected to be approximately $5 million, a new quarterly record, and an increase of 127% year-over-year and 72% sequentially. The company previously indicated that it expected fourth quarter 2013 revenue of $11.25 to $11.75 million.

“We are excited by the prospect of returning to year-over-year revenue growth in the fourth quarter of 2013,” said Geoff Cook, Chief Executive Officer of MeetMe. “The fourth quarter represents an important inflection point for MeetMe, as the combination of mobile growth and web stabilization is now generating overall revenue growth. We believe the mobile monetization infrastructure we built in 2013 will serve us well in 2014 and beyond.”

David Clark, Chief Financial Officer of MeetMe, added, “We are pleased to see mobile emerge as our primary driver of revenue growth. Our expected year-over-year revenue growth is driven primarily by the success of our mobile advertising strategy. In addition, we have now gathered two years of buying and usage data for our virtual currency products, which we expect constitutes sufficient history to recognize as revenue approximately $600,000 of virtual currency sales previously collected but deferred, which is included in our fourth quarter 2013 revenue estimate.”

MeetMe expects to announce full year fiscal 2013 results in early March at which point it will also furnish all additional revenue and profitability related metrics.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60% of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding expected revenue, the return to revenue growth, whether we have navigated the shift to mobile effectively and whether our fourth quarter revenue represents an inflection point, the stabilization of our web revenue, whether our mobile monetization infrastructure will serve us well in the future, the success of our advertising initiatives and mobile strategy, the impact of our new initiatives on revenue growth, and our ability to recognize deferred revenue and the timing and extent thereof. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ include the success of our advertising initiatives and mobile strategy, the impact of our new initiatives on revenue growth, and the size and engagement of our user base, and unforeseen technical or other problems or issues that could affect the performance of our products or our business.  Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2012 and the Current Reports on Form 8-K filed with the SEC on May 1, 2013, October 1, 2013 and November 6, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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